                             IFR SYSTEMS, INC.
      EXHIBIT (11.0) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                           THREE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                           1998           1997
                                                          -------        ------
                                                 (000'S OMITTED, EXCEPT PER SHARE DATA)
BASIC:
Average shares outstanding                                  8,205         8,168
                                                          -------        ------
                                                          -------        ------

Net income (loss)                                         $(1,640)       $1,875
                                                          -------        ------
                                                          -------        ------

Per share amount                                           $(0.20)        $0.23
                                                          -------        ------
                                                          -------        ------


DILUTED:
Average shares outstanding                                  8,205         8,168
Net effect of dilutive stock
    options-based on the treasury
    stock method using the average
    market price                                               86           394
                                                          -------        ------

Totals                                                      8,291         8,562
                                                          -------        ------
                                                          -------        ------

Net income (loss)                                         $(1,640)       $1,875
                                                          -------        ------
                                                          -------        ------

Per share amount (A)                                       $(0.20)        $0.22
                                                          -------        ------
                                                          -------        ------

Note - All references to number of shares, share prices and per share amounts have been restated to reflect the stock split.

(A) - Since the per share amounts for the FY99 interim periods are antidilutive, the face of the statements of operations reflects diluted per share amounts equal to the basic per share amounts.